EX-99.23(j)(2)


                          CONSENT OF ERNST & YOUNG LLP,
                  REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 2 to File No. 333-133691; Amendment No. 5 to File No. 811-21897) of The Roxbury Funds of our report on the Roxbury Mid-Cap Fund and Roxbury Small-Cap Growth Fund series of WT Mutual Fund dated August 11, 2006, included in the 2006 Annual Report to shareholders.


                                                     /s/ Ernst & Young LLP

                                                     ERNST & YOUNG LLP

Philadelphia, Pennsylvania
October 23, 2007